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                       AIRNET COMMUNICATIONS CORPORATION




                                                          August 17, 2001


Mr. Glenn Ehley
2703 Barrow Drive
Merritt Island, FL 32952

Dear Glenn,

I am pleased to offer you the position as AirNet's President and CEO. You will not be a member of the Board of Directors. We are offering you the following compensation:


Base Salary:           $250,000 effective immediately

CEO Singing Bonus:     $60,000 payable by August 20, 2001

Severance Payment:     Six months of Salary plus benefits (with mitigation) if a
                       Termination occurs per Attachment 1. The company and the CEO will agree on a method under which the company is assured of repayment of any amounts due in mitigation of the CEO's severance payment.

Acquisition Bonus:     You will receive 10% of the acquisition bonus pool. The
                       acquisition bonus pool will be approved by the Board in accordance with Attachment 2.

Sales and CEO Bonus:   You will receive an override bonus of .425% of all sales
                       paid on a quarterly basis. In addition, a CEO bonus of up
                       to $50,000 will be paid upon achievement of a Company
                       plan to be agreed upon by the Board and the CEO. The
                       Board, in its discretion, may grant the CEO bonuses in
                       excess of the amounts described herein.
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                                      -2-

                                                                 August 17, 2001

I am very much looking forward to working with you in this new and well-deserved position.



                                   Sincerely


                                   /s/ James Brown
                                   -----------------------------
                                   James Brown
                                   Chairman of the Board







Accepted:



/s/ Glenn Ehley
--------------------------
Glenn Ehley
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                                      -3-

                                                                 August 17, 2001

                                  ATTACHMENT 1

If the Company (which term shall include all successors and assigns) terminates Glenn Ehley's ("Employee") employment without "Cause" or Employee terminates his employment for "Good Cause", the Company agrees to pay the Employee special severance pay equal to six (6) months of the Employee's base compensation plus benefits payable in lump sum within three (3) days of the date in which the Employee's employment was terminated, and that the Employee's next two years of stock options shall become immediately vested. For purposes of this Section "Cause" shall mean (i) an intentional bad faith act or omission, (ii) criminal act "Good Reason" shall mean, without the Employee's written consent, the occurrence of any of the following circumstances: (a) The Employee is assigned a new position, which entails a reduction in the nature of Employee's authority with respect to the operation of the Company's business; (b) a reduction in the Employee's annual base salary as in effect on this date; (c) The Company's requirement that the Employee's site of principal employment be more than twenty-five miles from the offices at which the Employee was principally employed on this date; or (d) The Employee is assigned duties inconsistent with the status of the position that the Employee held on this date, or an adverse alteration in the nature or status of the Employee's responsibilities or in the quality or amount of office accommodations or assistance provided to the Employee from those in effect on this date, which constitute a constructive demotion.
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                                      -4-

                                                                 August 17, 2001

                                  ATTACHMENT 2

                      AIRNET ACQUISITION BONUS PROGRAM
                      --------------------------------

                      Acquisition Price        Employee Share
                      -----------------        --------------
                          Below $10mm                0%
                          $10 - 20mm                 6%
                          $20 - 30mm                 8%
                          $30 - 40mm                10%
                          Above $40mm               12%

Cap on employee share of $7.2mm
Employee share is a percentage of net proceeds paid to Series B Preferred shareholders